SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
          1934



            Date of Report (Date of earliest event reported) May 18, 1995



                                 Rentrak Corporation
                (Exact Name of Registrant as Specified in its Charter)



                 Oregon                D-15159             93-0780536
             (State or Other       (Commission File     (I.R.S. Employer
             Jurisdiction of           Number)         Identification No.)
             Incorporation)


              7227 N.E. 55th Avenue,
                 Portland,  Oregon                           97218
               (Address of Principal                       (Zip Code)
                Executive Offices)


                                    (503) 284-7581
                 (Registrant's Telephone Number, Including Area Code)


                                         N/A
            (Former Name or Former Address, if Changed Since Last Report)




                         Index to Exhibits appears at page 7.





          Item 5.   Other Events.

                    Adoption of Shareholder Rights Plan.

                    On May 18, 1995, the Board of Directors of Rentrak Corporation (the "Company") declared a dividend of one preferred stock purchase right (the "Rights") for each share of common stock, par value $.001 per share (the "Common Shares"), of the Company outstanding at the close of business on June 5, 1995 (the "Record Date"). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until May 18, 2005 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), at a price of $40 per one one-hundredth (1/100th) of a Preferred Share, subject to certain anti-dilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Share certificates and will not be exercisable or transferable apart from the Common Shares until the earlier to occur of (i) the tenth day after a public announcement that a Person or group of affiliated or associated Persons has become an Acquiring Person (a Person or group of affiliated or associated Persons who has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares), or (ii) the tenth day after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date," whether or not either such date occurs prior to the Record Date). Separate certificates representing the Rights will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Shares. The Rights will at no time have any voting rights.

                    Each Preferred Share  purchasable upon exercise  of the
          Rights will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.





                    In the event that a Person becomes an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Shares approved by the Board of Directors of the Company) or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. With certain exceptions, in the event that, following the time that a Person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

                    At any time after a Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person (except pursuant to certain cash offers for all outstanding Common Shares approved by the Board of Directors of the Company) of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of Common Shares having an aggregate value equal to the Spread (the excess of the value of the Common Shares issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price) per Right (subject to adjustment).

                    The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the first date that a Person has become an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Shares approved by the Board of Directors of the Company). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price at the time of the redemption) or any other form of consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                    The  Rights will  expire  on May 18,  2005 (the  "Final
          Expiration   Date")(unless   earlier   redeemed,   exchanged   or





          terminated).    U.S. Stock  Transfer  Corporation  is the  Rights
          Agent.

                    The Purchase Price payable, and the  number of one one-
          hundredths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

                    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

                    Any of the provisions of the Rights Agreement dated as May 18, 1995 between the Company and the Rights Agent (the "Rights Agreement") may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the Company and the Rights Agent may amend or supplement the Rights Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any time period under the Rights Agreement (so long as, under certain circumstances, a majority of Continuing Directors (as defined below) approve such shortening or lengthening) or so long as the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) are not adversely affected thereby, to make any other provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date. The Company may at any time prior to such time as any Person becomes an Acquiring Person amend the Rights Agreement to lower the thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person or group of affiliated or associated Persons and
          (ii) 10%.





                    The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the time that any Person becomes an Acquiring Person, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

                    One Right will be distributed to stockholders of the Company for each Common Share owned of record by them on June 5, 1995. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 300,000 Preferred Shares initially for issuance upon exercise of the Rights.

                    The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

                    The Rights Agreement specifying the terms of the Rights, the text of the press release announcing the declaration of the Rights, and the form of a letter to be sent to the holders of the Company's Common Stock dated June 1, 1995, explaining the Rights, are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

                    Amendment to Bylaws.

                    On May 25, 1995, the Board of Directors of the Company adopted certain amendments to the 1991 Restated Bylaws of Rentrak Corporation (the "Bylaws"), generally establishing a 60-day notice requirement that shareholders must satisfy to bring business before a meeting of shareholders or nominate persons for election to the Board of Directors. The Bylaws, as amended and restated, are incorporated herein by reference as an exhibit to this Current Report and the foregoing description thereof is qualified in its entirety by reference to such exhibit.

                    Earnings Release.

                    On May 30, 1995, the Company issued a press release, a copy of which is attached hereto as an exhibit and incorporated herein by reference.





          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (c)  Exhibits.

               3.   Bylaws of Rentrak Corporation.

               4. Rights Agreement, dated as of May 18, 1995, between Rentrak Corporation and U.S. Stock Transfer Corporation, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Rentrak Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

               20. Form of Letter to the holders of Rentrak Corporation Common Stock, dated June 5, 1995.

               99.1 Text of Press Release, dated May 19, 1995.

               99.2 Text of Press Release, dated May 30, 1995.





                                   SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          Dated: June 2, 1995

                                        RENTRAK CORPORATION



                                           By: /S/ F. Kim Cox
                                           Name:  F. Kim Cox
                                           Title: Executive Vice President
                                                  and Secretary





                                    EXHIBIT INDEX

       Exhibit No.                     Exhibit                         Page

            3.    Bylaws of Rentrak Corporation.

            4. Rights Agreement, dated as of May 18, 1995, between Rentrak Corporation and U.S. Stock Transfer Corporation, which includes the form of Certificate of Designations of the Series A Junior Participating Preferred Stock of Rentrak Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

           20. Form of Letter to the holders of Rentrak Corporation Common Stock, dated June 5, 1995.

           99.1    Text of Press Release, dated May 19, 1995.


           99.2    Text of Press Release, dated May 30, 1995.